UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Broadway, 4th Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2009, EDCI Holdings, Inc. (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC, issued a press release announcing that that David Sandberg has joined the Board of Directors (the “Board”) as an independent director effective June 1, 2009.  Mr. Sandberg will be entitled to the same compensation as the other non-officer directors on the Board.  Mr. Sandberg has agreed to serve on the Compensation Committee of the Board.  There are no transactions in which Mr. Sandberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Sandberg replaces Howard "Skip" Speaks, who resigned from the EDCI Board effective May 31, 2009.

This EDCI press release is attached as Exhibit 99.1 and is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	EDCI News Release announcing EDCI Board of Directors Addition & Departure dated 06/01/2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: June 3, 2009	By:	/s/ Robert L. Chapman, Jr.
Robert L. Chapman, Jr.
Chief Executive Officer